UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




            Date of Report (Date of earliest reported) March 8, 2002


                      MidAmerican Energy Holdings Company
                      -----------------------------------
             (Exact name of registrant as specified in its charter)


             Iowa                  0-25551                   94-2213782
-----------------------------    -----------            -------------------
 (State or other jurisdiction    (Commission               (IRS Employer
      of incorporation)          File Number)           Identification No.)


                666 Grand Avenue, Des Moines, Iowa     50309
                ----------------------------------     -----
             (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (515) 242-4300


                                     N/A
                                -------------
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On March 7, 2002, MidAmerican Energy Holdings Company ("MEHC") announced that it had entered into an agreement to acquire Kern River Gas Transmission Company from The Williams Companies, Inc. ("Williams") for $450 million plus the assumption of $506 million of debt. Additionally, MEHC announced that, through a subsidiary, it has agreed to invest $275 million in Williams in exchange for 1,466,667 shares of Williams 9 7/8% cumulative convertible preferred stock. Each share of this security is convertible into ten shares of Williams common stock. The parties expect the transaction to be completed by March 31, 2002.

MEHC also announced that its principal investor, Berkshire Hathaway Inc., will contribute $725 million to MEHC in exchange for $323 million of MEHC's trust preferred securities and $402 million of zero coupon convertible preferred stock.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 1 - Press Release dated March 7, 2002

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MIDAMERICAN ENERGY HOLDINGS COMPANY
                                           -----------------------------------
                                                       (Registrant)


                                           /s/  Paul J. Leighton
                                           -----------------------------------
                                                Paul J. Leighton
                                                Vice President, Assistant
                                                  General Counsel and Assistant
                                                  Secretary


Date  March 8, 2002

                                 EXHIBITS INDEX

Exhibit
Number      Exhibit
-------     -------

   1        Press Release dated March 7, 2002